                                                                    EXHIBIT 23.1


                       CONSENT OF INDEPENDENT ACCOUNTANTS


         We hereby consent to the incorporation by reference in the Proxy Statement/Prospectus constituting part of this Registration Statement on Form S-4 of Union Planters Corporation of our report dated October 15, 1998, which appears on page B-2 of Exhibit 99.1 in the Quarterly Report on Form 10-Q for the quarter ended September 30, 1998 of Union Planters Corporation. We also consent to the reference to us under the heading "Experts" in such Proxy Statement/Prospectus.


/s/ PricewaterhouseCoopers LLP
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PRICEWATERHOUSECOOPERS LLP
Memphis, Tennessee
November 16, 1998